EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159478 on Form S-3 of our report dated February 26, 2010, relating to the consolidated financial statements and financial statement schedules of Interstate Power and Light Company and subsidiary, appearing in this Annual Report on Form 10-K of Interstate Power and Light Company for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
February 26, 2010